Exhibit 32
SECTION 1350 CERTIFICATIONS
This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
The undersigned, who are the Chief Executive Officer and Chief Financial Officer of American Strategic Investment Co. (the “Company”), each hereby certify as follows:
The Quarterly Report on Form 10-Q of the Company, which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated this 12th day of August, 2026

Nicholas S. Schorsch, Jr.
Chief Executive Officer
(Principal Executive Officer)

/s/ Michael LeSanto
Michael LeSanto
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)